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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 23, 1998


                           GUNTHER INTERNATIONAL, LTD.
           ----------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          DELAWARE              000-22994                  51-0223195
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        (State or other     (Commission File Number)     (IRS Employer
        jurisdiction of                                  Identification
         incorporation)                                     Number)

                    ONE WINNENDEN, NORWICH, CONNECTICUT 06360
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               (Address of principal executive offices) (Zip Code)

                                 (860) 823-1427
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              (Registrant's telephone number, including area code)

                                       N/A
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


           This is Page 1 of 5 pages. The Exhibit Index is on Page 4.
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Item 5.  Other Events.

         On June 23, 1998, the registrant issued a press release announcing that it does not expect to release its final results for the fourth quarter and the full fiscal year ended March 31, 1998 until later in July 1998. A copy of the press release is attached hereto as an exhibit. During the course of the year-end audit, the Company's auditors, Arthur Andersen LLP, identified errors in the accumulation of contract costs and certain items of expense that were not properly accounted for. The Company, with the assistance of its auditors, is continuing to review the nature and extent of these matters, as well as the effect these matters may have on the Company's financial results. Based on the information that is available at this time, the Company currently expects to report a net loss for the fiscal year ended March 31, 1998 of approximately $2.4 to $3.0 million. The Company also expects to restate its results for each of the first three quarters of fiscal 1998. Previously issued financial statements for the interim periods of fiscal 1998 should not be relied upon.

         The net losses referred to above are expected to result in a violation of certain financial covenants contained in the Company's senior credit facility. The Company has informed representatives of its senior lender about these matters and intends to meet with them to discuss a satisfactory resolution of the situation. If a satisfactory resolution is not reached, the Company may suffer an event of default under its senior credit facility and the Company's ability to continue to borrow thereunder may be impaired.

         The Company is moving forward at an aggressive pace to definitively announce its financial results as quickly as possible. The Company continues to maintain a large installed base of customers using its products and believes that its products continue to be well received in the market place. The Company expects to have a record backlog of sales under contract in excess of $5 million as of June 30, 1998.

         The Company's expectations are preliminary and are subject to the completion of its year-end audit. The estimated amount of loss, anticipated release of final results and the potential consequences of these matters, including without limitation the resolution of expected violations under the Company's senior credit facility discussed in this report constitute forward-looking statements, and the Company's actual results could differ from those discussed above.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits

         Exhibit No.           Exhibit

             99                Press Release of Gunther International, Ltd.
                                         Dated June 23, 1998


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 GUNTHER INTERNATIONAL, LTD.
                                 a Delaware corporation



    Date: June 23, 1998          By:      /s/ Frederick W. Kolling, III
                                          -----------------------------
                                          Name:  Frederick W. Kolling, III
                                          Title: Vice President, Chief Financial
                                                 Officer and Treasurer




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                                  EXHIBIT INDEX


Exhibit No                         Description                   Page No.

      99           Press Release of Gunther International, Ltd.    5
                   Dated June 23, 1998.


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